UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 25, 2005
Gladstone Commercial Corporation
(Exact name of registrant as specified in its chapter)

Maryland	0-50363	02-0681276
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 287-5800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On August 25, 2005, Gladstone Commercial Corporation (the “Company”), through its wholly-owned subsidiaries, AFL05 Duncan SC LLC and Little Arch Charlotte NC LLC, obtained a long-term note payable by collateralizing its Charlotte, North Carolina property for $7,125,000 and its Duncan, South Carolina property for $14,632,000, for a total of $21,757,000. The note accrues interest at a rate of 5.331% per year. The Company may repay this note at any time after June 1, 2015 and not be subject to a prepayment penalty. The note matures on September 1, 2015. The Company used the proceeds from the note to pay down the Company’s existing line of credit.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
In connection with the transaction described in Item 1.01 above, the Company entered into a direct financial obligation with Bank of America, N.A. in the amount of $21,757,000. The information contained in Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibit 10.4 — Loan Agreement between AFL05 Duncan SC LLC and Little Arch Charlotte NC LLC and Bank of America, N.A., dated as of August 25, 2005.

Exhibit 10.5 — Promissory Note between AFL05 Duncan SC LLC and Little Arch Charlotte NC LLC and Bank of America, N.A., dated as of August 25, 2005.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation
(Registrant)

August 29, 2005	By: /s/ Harry Brill

(Harry Brill, Chief Financial Officer)